SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 August 2, 2005
                        ---------------------------------
                                 Date of Report
                        (Date of Earliest Event Reported)

                                 Puda Coal, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

    Florida                         333-85306                  65-1129912
---------------                   ------------             -------------------
(State or other                   (Commission                (I.R.S. Employer
jurisdiction of                   File Number)              Identification No.)
incorporation)

                   426 Kuefu Street, Taiyuan, Shanxi Province
                         The People's Republic of China
    -----------------------------------------------------------------------
                    (Address of principal executive offices)

                               011-86-351-2281300
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                               Purezza Group, Inc.
                       936A Beachland Boulevard, Suite 13
                              Vero Beach, FL 32963
         --------------------------------------------------------------
         (Former name and former address, if changed since last report)


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Item 3.01  Material Modification to Rights of Security Holders

      The stockholders and the Board of Directors of Puda Coal Inc. ("Puda") authorized a one-for-ten (1-for-10) reverse stock split of the outstanding common stock of Puda by written consents without a meeting. The effective date of the reverse stock split is expected to occur during September 2005, subject to the satisfaction of the regulatory notice requirements of Rule 10b-17 under the Securities Exchange Act of 1934, as amended, and related requirements. In connection with the reverse stock split, Puda will not issue any fractional shares and any fractional shares shall be rounded up to the next higher full share. In addition, the Board of Directors authorized special treatment to certain stockholders of Puda in order to preserve round lot holders (i.e., holders owning at least 100 shares) after the reverse split. Therefore, the stockholders of Puda holding 1,000 or fewer shares of common stock but at least 100 shares of common stock shall receive 100 shares of common stock after the reverse stock split, and persons holding less than 100 shares of common stock would not be affected and shall continue to hold and own the same number of shares as before the reverse stock split. Any other terms and conditions of special treatment to be afforded to stockholders to preserve round lot stockholders, and determining which stockholders may be eligible for such special treatment, will be determined by the Board of Directors by separate resolution.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
Year

         Effective August 2, 2005, the stockholders of Puda executed a written consent signed by the holders of the majority of its issued and outstanding stock and preferred stock, and the stockholders approved a change of the name of Purezza Group, Inc. to Puda Coal, Inc. and an increase in the authorized number of shares of common stock from 100,000,000 shares to 150,000,000 shares of common stock, $.001 par value, and other matters.

         Puda amended its Articles of Incorporation in the State of Florida, as follows:

      1.    Changed the name of Purezza Group, Inc. to Puda Coal, Inc.;

      2. Increased the number of authorized share of common stock, $.001 par value, from 100,000,000 shares to 150,000,000 shares;

      3. Changed the purpose of Puda to the business of crushing, washing and processing coal and other related products;

      4. Authorized the Board of Directors to fix the number of persons constituting the Board of Directors and to fill vacancies on the Board of Directors created by an increase in the number of directors between annual meetings;

      5. Deleted Article XI regarding Section 1244 of the Internal Revenue Code of 1986; and

      6. Authorized the Board of Directors to hold special or regular meetings by a written consent signed by all members of the Board of Directors.

      The general effects of such modifications upon the rights of holders of the common stock of Puda is that (i) Puda will be authorized to issue a larger number of shares of common stock, $.001 par value, which would dilute the percentage ownership of the then existing stockholders of Puda;
      (ii) the purpose of Puda has been changed to reflect its new line of business to coal operations; (iii) authorizes the Board of Directors to increase the size of the Board of Directors; and (iv) authorizes the Board of Directors to take corporate actions by written consents signed by all of the Directors of the Board of Directors.

Item 9. FINANCIAL STATEMENTS AND EXHIBITS

      EXHIBITS:

      3.1 Amendment to Articles of Incorporation filed in the State of Florida on August 2, 2005.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 9, 2005           Puda Coal, Inc.


                                By: /s/ Zhao Ming
                                    --------------------------------------
                                    Zhao Ming, Chief Executive Officer
                                    and President